Exhibit 99.1

Baker Hughes Company Announces Third-Quarter 2024 Results
Third-quarter highlights
•Orders of $6.7 billion, including $2.9 billion of IET orders.
•RPO of $33.4 billion, including record IET RPO of $30.2 billion.
•Revenue of $6.9 billion, up 4% year-over-year.
•Attributable net income of $766 million.
•GAAP diluted EPS of $0.77 and adjusted diluted EPS* of $0.67.
•Adjusted EBITDA* of $1,208 million, up 23% year-over-year.
•Cash flows from operating activities of $1,010 million and free cash flow* of $754 million.
•Returns to shareholders of $361 million, including $152 million of share repurchases.
HOUSTON & LONDON (October 22, 2024) – Baker Hughes Company (Nasdaq: BKR) ("Baker Hughes" or the "Company") announced results today for the third quarter of 2024.
"We delivered another quarter of record EBITDA, highlighted by exceptional operational performance across both segments. Our margins continue to improve at an accelerated pace, with total company EBITDA margins increasing to 17.5%. This marks the highest margin quarter since the company was formed. On the back of our solid third-quarter results and stable outlook, we remain confident in achieving our full-year EBITDA guidance midpoint," said Lorenzo Simonelli, Baker Hughes Chairman and Chief Executive Officer.
"Orders remain at solid levels, with IET orders of $2.9 billion marking the eighth consecutive quarter at or above these levels. IET continued to demonstrate strong order momentum for gas infrastructure and FPSOs, booking the largest ever ICL compressor award from Dubai Petroleum Establishment for the Margham Gas storage facility and two FPSO awards with separate offshore operators."
"Overall, our segments continue to make strong progress on their journey toward 20% EBITDA margins, with both segments achieving high-teen margins during the quarter. Our operational discipline and rigor continue to gain traction."
"We are also benefiting from the life-cycle attributes of our service offerings and the breadth of our portfolio. With significant recurring IET service revenue, strong production-levered businesses, untapped market opportunities, and improved cost structure, we are becoming less cyclical and capable of generating more durable earnings and free cash flow across cycles."
"We are successfully executing our strategy, and this is a testament to the strength of our people and the culture we are building," concluded Simonelli.

* Non-GAAP measure. See reconciliations in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures."

Baker Hughes Company News Release
Baker Hughes Company Announces Third-Quarter 2024 Results

	Three Months Ended			Variance
(in millions except per share amounts)	September 30, 2024	June 30, 2024	September 30, 2023	Sequential	Year-over-year
Orders	$6,676	$7,526	$8,512	(11%)	(22%)
Revenue	6,908	7,139	6,641	(3%)	4%
Net income attributable to Baker Hughes	766	579	518	32%	48%
Adjusted net income attributable to Baker Hughes*	666	568	427	17%	56%
Operating income	930	833	714	12%	30%
Adjusted operating income*	930	847	716	10%	30%
Adjusted EBITDA*	1,208	1,130	983	7%	23%
Diluted earnings per share (EPS)	0.77	0.58	0.51	33%	51%
Adjusted diluted EPS*	0.67	0.57	0.42	18%	59%
Cash flow from operating activities	1,010	348	811	F	25%
Free cash flow*	754	106	592	F	27%
* Non-GAAP measure. See reconciliations in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures."
"F" is used when variance is above 100%. Additionally, "U" is used when variance is below (100)%.
Certain columns and rows in our tables and financial statements may not sum up due to the use of rounded numbers.
Quarter Highlights
Industrial & Energy Technology ("IET") experienced a strong quarter for its Integrated Compressor Line ("ICL") technology. In its largest ICL award to-date, and booked under Climate Technology Solutions ("CTS"), Baker Hughes will supply 10 units to Dubai Petroleum Establishment for the Margham Gas storage facility. These ICL units will support gas infrastructure, providing stability to Dubai's energy supply by strengthening the system's ability to switch between natural gas and solar power.
IET's Gas Technology Equipment ("GTE") was also awarded a significant contract to supply advanced compression solutions to Saipem for TotalEnergies' all-electric Kaminho Floating Production Storage and Offloading ("FPSO") project in Angola. Baker Hughes' centrifugal BCL compressor and ICL technology were selected because of the capability to minimize greenhouse emissions and eliminate routine flaring by reinjecting associated gas into the reservoir for storage. Separately, IET was selected to provide electric motor-driven process compressors for an FPSO project in Latin America.
IET's Gas Technology Services ("GTS") secured a multi-decade agreement for an LNG facility in the Middle East. The scope encompasses extensive maintenance services and digital solutions, leveraging Baker Hughes' iCenter™ Remote Monitoring and Diagnostics capabilities.
Oilfield Services & Equipment ("OFSE") strengthened the Company's relationship with Petrobras, receiving contracts to supply 43 miles of flexible pipe systems in Brazil's Santos Basin. A significant portion of these risers and flowlines will be manufactured in-country at Baker Hughes' Niteroi plant. The contracts, awarded through an open tender, include multi-year service agreements to support maintenance activities through the life of the project and demonstrate Baker Hughes' dedication to providing equipment and services critical to help Petrobras achieve its strategic plan to expand operations.
In OFSE, mature assets solutions ("MAS") delivered a strong order quarter, illustrating confidence in the Company's full range of workflows and solutions to accelerate production and total recovery. OFSE won a MAS award to supply Santos Energy's strategic and historic Cooper Basin Development in Australia with drilling fluids and wireline services, marking Baker Hughes' return to the basin. Additionally, OFSE signed a multi-year contract extension with a customer in the Middle East for completions and well intervention.

Baker Hughes Company News Release
Baker Hughes Company Announces Third-Quarter 2024 Results
Baker Hughes saw increased adoption of Leucipa™, the Company's intelligent automated field production digital solution. A major global operator expanded the use of Leucipa across multiple fields in the Permian Basin, enabling the customer to optimize production through real-time field orchestration to generate lower-carbon, short-cycle barrels. Additionally, a new strategic collaboration was established early in the fourth quarter with Repsol, a major customer of Leucipa, to develop and deploy next-generation artificial intelligence capabilities for this digital solution. The companies will share knowledge and expertise to optimize and enhance production across Repsol's global portfolio while creating new commercial opportunities for Baker Hughes.
Baker Hughes continues to innovate new digital technologies to support customers on their decarbonization journey. The Company launched CarbonEdge™, powered by Cordant™, an end-to-end, risk-based digital solution that delivers precise, real-time data and alerts on carbon dioxide (CO2) flows across CCUS infrastructure from subsurface to surface. This solution enables operators to mitigate risk, improve decision-making, enhance operational efficiency, and simplify regulatory reporting across the entire project lifecycle.
Consolidated Revenue and Operating Income by Reporting Segment

(in millions)	Three Months Ended			Variance
	September 30, 2024	June 30, 2024	September 30, 2023	Sequential	Year-over-year
Oilfield Services & Equipment	$3,963	$4,011	$3,951	(1%)	—%
Industrial & Energy Technology	2,945	3,128	2,691	(6%)	9%
Segment revenue	6,908	7,139	6,641	(3%)	4%

Oilfield Services & Equipment	547	493	465	11%	18%
Industrial & Energy Technology	474	442	346	7%	37%
Corporate (1)	(91)	(88)	(95)	(3%)	4%
Restructuring, impairment & other	—	(14)	(2)	F	F
Operating income	930	833	714	12%	30%
Adjusted operating income*	930	847	716	10%	30%
Depreciation & amortization	278	283	267	(2%)	4%
Adjusted EBITDA*	$1,208	$1,130	$983	7%	23%
* Non-GAAP measure. See reconciliations in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures."
"F" is used when variance is above 100%. Additionally, "U" is used when variance is below (100)%.
(1)Corporate costs are primarily reported in "Selling, general and administrative" in the condensed consolidated statements of income (loss).
Revenue for the quarter was $6,908 million, a decrease of 3% sequentially and an increase of 4% year-over-year. The increase in revenue year-over-year was driven by IET.
The Company's total book-to-bill ratio in the quarter was 1.0; the IET book-to-bill ratio in the quarter was also 1.0.
Operating income as determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"), for the third quarter of 2024 was $930 million. Operating income increased $97 million sequentially and increased $216 million year-over-year.
Adjusted operating income (a non-GAAP financial measure) for the third quarter of 2024 was $930 million. There were no adjustments to operating income in the third quarter. A list of the adjusting items and associated reconciliation from GAAP has been provided in Table 1a in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures." Adjusted operating income for the third quarter of 2024 was up 10% sequentially and up 30% year-over-year.

Baker Hughes Company News Release
Baker Hughes Company Announces Third-Quarter 2024 Results
Depreciation and amortization for the third quarter of 2024 was $278 million.
Adjusted EBITDA (a non-GAAP financial measure) for the third quarter of 2024 was $1,208 million. There were no adjustments to EBITDA in the third quarter. See Table 1b in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures." Adjusted EBITDA for the third quarter was up 7% sequentially and up 23% year-over-year.
The sequential increase in adjusted operating income and adjusted EBITDA was driven by higher pricing in both segments and structural cost-out initiatives, partially offset by lower volume in both segments. The year-over-year increase in adjusted operating income and adjusted EBITDA was driven by higher pricing in both segments, higher volume in IET, and structural cost-out initiatives, partially offset by cost inflation in IET and unfavorable business mix in both segments.
Other Financial Items
Remaining Performance Obligations ("RPO") in the third quarter ended at $33.4 billion, a decrease of $0.1 billion from the second quarter of 2024. OFSE RPO was $3.2 billion, down 5% sequentially, while IET RPO was $30.2 billion, up $44 million sequentially. Within IET RPO, GTE RPO was $11.9 billion and GTS RPO was $14.8 billion.
Income tax expense in the third quarter of 2024 was $235 million.
Other non-operating income in the third quarter of 2024 was $134 million. Included in other non-operating income were net mark-to-market gains in fair value for certain equity investments of $99 million.
GAAP diluted earnings per share was $0.77. Adjusted diluted earnings per share (a non-GAAP financial measure) was $0.67. Excluded from adjusted diluted earnings per share were all items listed in Table 1c in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures."
Cash flow from operating activities was $1,010 million for the third quarter of 2024. Free cash flow (a non-GAAP financial measure) for the quarter was $754 million. A reconciliation from GAAP has been provided in Table 1d in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures."
Capital expenditures, net of proceeds from disposal of assets, were $256 million for the third quarter of 2024, of which $182 million for OFSE and $62 million for IET.

Baker Hughes Company News Release
Baker Hughes Company Announces Third-Quarter 2024 Results
Results by Reporting Segment
The following segment discussions and variance explanations are intended to reflect management's view of the relevant comparisons of financial results on a sequential or year-over-year basis, depending on the business dynamics of the reporting segments.
Oilfield Services & Equipment

(in millions)	Three Months Ended			Variance
Segment results	September 30, 2024	June 30, 2024	September 30, 2023	Sequential	Year-over-year
Orders	$3,807	$4,068	$4,178	(6%)	(9%)
Revenue	$3,963	$4,011	$3,951	(1%)	—%
Operating income	$547	$493	$465	11%	18%
Operating margin	13.8%	12.3%	11.8%	1.5pts	2pts
Depreciation & amortization	$218	$223	$206	(2%)	6%
EBITDA*	$765	$716	$670	7%	14%
EBITDA margin*	19.3%	17.8%	17.0%	1.5pts	2.3pts

(in millions)	Three Months Ended			Variance
Revenue by Product Line	September 30, 2024	June 30, 2024	September 30, 2023	Sequential	Year-over-year
Well Construction	$1,050	$1,090	$1,128	(4%)	(7%)
Completions, Intervention & Measurements	1,009	1,118	1,085	(10%)	(7%)
Production Solutions	983	958	967	3%	2%
Subsea & Surface Pressure Systems	921	845	770	9%	20%
Total Revenue	$3,963	$4,011	$3,951	(1%)	—%

(in millions)	Three Months Ended			Variance
Revenue by Geographic Region	September 30, 2024	June 30, 2024	September 30, 2023	Sequential	Year-over-year
North America	$971	$1,023	$1,064	(5%)	(9%)
Latin America	648	663	695	(2%)	(7%)
Europe/CIS/Sub-Saharan Africa	933	827	695	13%	34%
Middle East/Asia	1,411	1,498	1,497	(6%)	(6%)
Total Revenue	$3,963	$4,011	$3,951	(1%)	—%

North America	$971	$1,023	$1,064	(5%)	(9%)
International	2,992	2,988	2,887	—%	4%
* Non-GAAP measure. See reconciliations in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures." EBITDA margin is defined as EBITDA divided by revenue.
OFSE orders of $3,807 million for the third quarter decreased by $261 million sequentially. Subsea and Surface Pressure Systems orders were $776 million, down 13% sequentially, and down 23% year-over-year.
OFSE revenue of $3,963 million for the third quarter was down 1% sequentially, and up $12 million year-over-year.

Baker Hughes Company News Release
Baker Hughes Company Announces Third-Quarter 2024 Results
North America revenue was $971 million, down 5% sequentially. International revenue was $2,992 million, an increase of $4 million sequentially, driven by growth in Europe/CIS/Sub-Saharan Africa regions partially offset by decline in Middle East/Asia.
Segment operating income for the third quarter was $547 million, an increase of $54 million, or 11%, sequentially. Segment EBITDA for the third quarter was $765 million, an increase of $49 million, or 7% sequentially. The sequential increase in segment operating income and EBITDA was driven by positive price and productivity, partially offset by pressure from negative business mix and lower volume.

Baker Hughes Company News Release
Baker Hughes Company Announces Third-Quarter 2024 Results
Industrial & Energy Technology

(in millions)	Three Months Ended			Variance
Segment results	September 30, 2024	June 30, 2024	September 30, 2023	Sequential	Year-over-year
Orders	$2,868	$3,458	$4,334	(17%)	(34%)
Revenue	$2,945	$3,128	$2,691	(6%)	9%
Operating income	$474	$442	$346	7%	37%
Operating margin	16.1%	14.1%	12.9%	2pts	3.2pts
Depreciation & amortization	$54	$55	$57	(2%)	(6%)
EBITDA*	$528	$497	$403	6%	31%
EBITDA margin*	17.9%	15.9%	15.0%	2pts	2.9pts

(in millions)	Three Months Ended			Variance
Orders by Product Line	September 30, 2024	June 30, 2024	September 30, 2023	Sequential	Year-over-year
Gas Technology Equipment	$1,088	$1,493	$2,813	(27%)	(61%)
Gas Technology Services	778	769	724	1%	7%
Total Gas Technology	1,866	2,261	3,537	(17%)	(47%)
Industrial Products	494	524	477	(6%)	4%
Industrial Solutions	293	281	271	4%	8%
Total Industrial Technology	787	805	748	(2%)	5%
Climate Technology Solutions	215	392	49	(45%)	F
Total Orders	$2,868	$3,458	$4,334	(17%)	(34%)

(in millions)	Three Months Ended			Variance
Revenue by Product Line	September 30, 2024	June 30, 2024	September 30, 2023	Sequential	Year-over-year
Gas Technology Equipment	$1,281	$1,539	$1,227	(17%)	4%
Gas Technology Services	697	691	637	1%	9%
Total Gas Technology	1,978	2,230	1,865	(11%)	6%
Industrial Products	520	509	520	2%	—%
Industrial Solutions	257	262	243	(2%)	6%
Total Industrial Technology	777	770	763	1%	2%
Climate Technology Solutions	191	128	63	49%	F
Total Revenue	$2,945	$3,128	$2,691	(6%)	9%
* Non-GAAP measure. See reconciliations in the section titled "Reconciliation of GAAP to non-GAAP Financial Measures." EBITDA margin is defined as EBITDA divided by revenue.
"F" is used when variance is above 100%. Additionally, "U" is used when variance is below (100)%.

Baker Hughes Company News Release
Baker Hughes Company Announces Third-Quarter 2024 Results
IET orders of $2,868 million for the third quarter decreased by $1,465 million, or 34% year-over-year. The decrease was driven primarily by GTE orders which were down $1,725 million or 61% year-over-year.
IET revenue of $2,945 million for the quarter increased $254 million, or 9% year-over-year. The increase was driven primarily by Climate Technology Solutions, up favorably year-over-year, and by Gas Technology, up 6% year-over-year.
Segment operating income for the quarter was $474 million, up 37% year-over-year. Segment EBITDA for the quarter was $528 million, up $125 million, or 31% year-over-year. The year-over-year increase in segment operating income and EBITDA was primarily driven by higher volume, pricing and productivity, partially offset by cost inflation.

Baker Hughes Company News Release
Baker Hughes Company Announces Third-Quarter 2024 Results
Reconciliation of GAAP to non-GAAP Financial Measures
Management provides non-GAAP financial measures because it believes such measures are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance (including adjusted operating income; EBITDA; EBITDA margin; adjusted EBITDA; adjusted net income attributable to Baker Hughes; and adjusted diluted earnings per share) and liquidity (free cash flow) and that these measures may be used by investors to make informed investment decisions. Management believes that the exclusion of certain identified items from several key operating performance measures enables us to evaluate our operations more effectively, to identify underlying trends in the business, and to establish operational goals for certain management compensation purposes. Management also believes that free cash flow is an important supplemental measure of our cash performance but should not be considered as a measure of residual cash flow available for discretionary purposes, or as an alternative to cash flow from operating activities presented in accordance with GAAP.
Table 1a. Reconciliation of GAAP and Adjusted Operating Income

	Three Months Ended
(in millions)	September 30, 2024	June 30, 2024	September 30, 2023
Operating income (GAAP)	$930	$833	$714
Restructuring, impairment & other	—	14	2
Total operating income adjustments	—	14	2
Adjusted operating income (non-GAAP)	$930	$847	$716
Table 1a reconciles operating income, which is the directly comparable financial result determined in accordance with GAAP, to adjusted operating income. Adjusted operating income excludes the impact of certain identified items.
Table 1b. Reconciliation of Net Income Attributable to Baker Hughes to EBITDA and Adjusted EBITDA

	Three Months Ended
(in millions)	September 30, 2024	June 30, 2024	September 30, 2023
Net income attributable to Baker Hughes (GAAP)	$766	$579	$518
Net income attributable to noncontrolling interests	8	2	6
Provision for income taxes	235	243	235
Interest expense, net	55	47	49
Other non-operating income, net	(134)	(38)	(94)
Operating income (GAAP)	930	833	714

Depreciation & amortization	278	283	267
EBITDA (non-GAAP)	1,208	1,116	981
Total operating income adjustments (1)	—	14	2
Adjusted EBITDA (non-GAAP)	$1,208	$1,130	$983
(1)See Table 1a for the identified adjustments to operating income.
Table 1b reconciles net income attributable to Baker Hughes, which is the directly comparable financial result determined in accordance with GAAP, to EBITDA. Adjusted EBITDA excludes the impact of certain identified items.

Baker Hughes Company News Release
Baker Hughes Company Announces Third-Quarter 2024 Results
Table 1c. Reconciliation of Net Income Attributable to Baker Hughes to Adjusted Net Income Attributable to Baker Hughes

	Three Months Ended
(in millions, except per share amounts)	September 30, 2024	June 30, 2024	September 30, 2023
Net income attributable to Baker Hughes (GAAP)	$766	$579	$518
Total operating income adjustments (1)	—	14	2
Other adjustments (non-operating) (2)	(99)	(19)	(95)
Tax adjustments (3)	(1)	(6)	2
Total adjustments, net of income tax	(100)	(11)	(91)
Less: adjustments attributable to noncontrolling interests	—	—	—
Adjustments attributable to Baker Hughes	(100)	(11)	(91)
Adjusted net income attributable to Baker Hughes (non-GAAP)	$666	$568	$427

Denominator:
Weighted-average shares of Class A common stock outstanding diluted	999	1,001	1,017
Adjusted earnings per share - diluted (non-GAAP)	$0.67	$0.57	$0.42
(1)See Table 1a for the identified adjustments to operating income.
(2)All periods primarily reflect the net gain or loss on changes in fair value for certain equity investments.
(3)All periods reflect the tax associated with the other operating and non-operating adjustments.
Table 1c reconciles net income attributable to Baker Hughes, which is the directly comparable financial result determined in accordance with GAAP, to adjusted net income attributable to Baker Hughes. Adjusted net income attributable to Baker Hughes excludes the impact of certain identified items.
Table 1d. Reconciliation of Net Cash Flows From Operating Activities to Free Cash Flow

	Three Months Ended
(in millions)	September 30, 2024	June 30, 2024	September 30, 2023
Net cash flows from operating activities (GAAP)	$1,010	$348	$811
Add: cash used for capital expenditures, net of proceeds from disposal of assets	(256)	(242)	(219)
Free cash flow (non-GAAP)	$754	$106	$592
Table 1d reconciles net cash flows from operating activities, which is the directly comparable financial result determined in accordance with GAAP, to free cash flow. Free cash flow is defined as net cash flows from operating activities less expenditures for capital assets plus proceeds from disposal of assets.

Baker Hughes Company News Release
Baker Hughes Company Announces Third-Quarter 2024 Results
Financial Tables (GAAP)
Condensed Consolidated Statements of Income (Loss)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share amounts)	2024	2023	2024	2023
Revenue	$6,908	$6,641	$20,465	$18,671
Costs and expenses:
Cost of revenue	5,366	5,298	16,155	14,867
Selling, general and administrative	612	627	1,873	1,977
Restructuring, impairment and other	—	2	21	161
Total costs and expenses	5,978	5,927	18,049	17,005
Operating income	930	714	2,416	1,666
Other non-operating income, net	134	94	200	638
Interest expense, net	(55)	(49)	(143)	(171)
Income before income taxes	1,009	759	2,473	2,133
Provision for income taxes	(235)	(235)	(656)	(614)
Net income	774	524	1,817	1,519
Less: Net income attributable to noncontrolling interests	8	6	17	16
Net income attributable to Baker Hughes Company	$766	$518	$1,800	$1,503

Per share amounts:
Basic income per Class A common stock	$0.77	$0.51	$1.81	$1.49
Diluted income per Class A common stock	$0.77	$0.51	$1.80	$1.48

Weighted average shares:
Class A basic	993	1,009	996	1,010
Class A diluted	999	1,017	1,001	1,016

Cash dividend per Class A common stock	$0.21	$0.20	$0.63	$0.58

Baker Hughes Company News Release
Baker Hughes Company Announces Third-Quarter 2024 Results
Condensed Consolidated Statements of Financial Position
(Unaudited)

(In millions)	September 30, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$2,664	$2,646
Current receivables, net	6,920	7,075
Inventories, net	5,254	5,094
All other current assets	1,730	1,486
Total current assets	16,568	16,301
Property, plant and equipment, less accumulated depreciation	5,150	4,893
Goodwill	6,167	6,137
Other intangible assets, net	3,995	4,093
Contract and other deferred assets	1,904	1,756
All other assets	3,746	3,765
Total assets	$37,530	$36,945
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$4,431	$4,471
Short-term and current portion of long-term debt	52	148
Progress collections and deferred income	5,685	5,542
All other current liabilities	2,622	2,830
Total current liabilities	12,790	12,991
Long-term debt	5,984	5,872
Liabilities for pensions and other postretirement benefits	991	978
All other liabilities	1,422	1,585
Equity	16,343	15,519
Total liabilities and equity	$37,530	$36,945

Outstanding Baker Hughes Company shares:
Class A common stock	989	998

Baker Hughes Company News Release
Baker Hughes Company Announces Third-Quarter 2024 Results
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended September 30,	Nine Months Ended September 30,
(In millions)	2024	2024	2023
Cash flows from operating activities:
Net income	$774	$1,817	$1,519
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	278	844	813
Stock-based compensation cost	53	154	148
Gain on equity securities	(99)	(171)	(639)
Provision for deferred income taxes	2	35	68
Other asset impairments	—	—	43
Working capital	(21)	(57)	19
Other operating items, net	23	(480)	159
Net cash flows provided by operating activities	1,010	2,142	2,130
Cash flows from investing activities:
Expenditures for capital assets	(300)	(925)	(868)
Proceeds from disposal of assets	44	145	150
Proceeds from sale of equity securities	—	21	372
Proceeds from business dispositions	—	—	293
Net cash paid for acquisitions	—	—	(301)
Other investing items, net	(13)	(40)	(149)
Net cash flows used in investing activities	(269)	(799)	(503)
Cash flows from financing activities:
Repayment of long-term debt	(9)	(134)	—
Dividends paid	(209)	(628)	(586)
Repurchase of Class A common stock	(152)	(476)	(219)
Other financing items, net	6	(55)	(56)
Net cash flows used in financing activities	(364)	(1,293)	(861)
Effect of currency exchange rate changes on cash and cash equivalents	3	(32)	(53)
Increase in cash and cash equivalents	380	18	713
Cash and cash equivalents, beginning of period	2,284	2,646	2,488
Cash and cash equivalents, end of period	$2,664	$2,664	$3,201
Supplemental cash flows disclosures:
Income taxes paid, net of refunds	$397	$733	$463
Interest paid	$49	$199	$205

Baker Hughes Company News Release
Baker Hughes Company Announces Third-Quarter 2024 Results
Supplemental Financial Information
Supplemental financial information can be found on the Company's website at: investors.bakerhughes.com in the Financial Information section under Quarterly Results.
Conference Call and Webcast
The Company has scheduled an investor conference call to discuss management's outlook and the results reported in today's earnings announcement. The call will begin at 9:30 a.m. Eastern time, 8:30 a.m. Central time on Wednesday, October 23, 2024, the content of which is not part of this earnings release. The conference call will be broadcast live via a webcast and can be accessed by visiting the Events and Presentations page on the Company's website at: investors.bakerhughes.com. An archived version of the webcast will be available on the website for one month following the webcast.
Forward-Looking Statements
This news release (and oral statements made regarding the subjects of this release) may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a "forward-looking statement"). Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words "may," "will," "should," "potential," "intend," "expect," "would," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "project," "predict," "continue," "target", "goal" or other similar words or expressions. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the Company's annual report on Form 10-K for the annual period ended December 31, 2023 and those set forth from time to time in other filings with the Securities and Exchange Commission ("SEC"). The documents are available through the Company's website at: www.investors.bakerhughes.com or through the SEC's Electronic Data Gathering and Analysis Retrieval system at: www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.
Our expectations regarding our business outlook and business plans; the business plans of our customers; oil and natural gas market conditions; cost and availability of resources; economic, legal and regulatory conditions, and other matters are only our forecasts regarding these matters.
These forward-looking statements, including forecasts, may be substantially different from actual results, which are affected by many risks, along with the following risk factors and the timing of any of these risk factors:
•Economic and political conditions - the impact of worldwide economic conditions and rising inflation; the effect that declines in credit availability may have on worldwide economic growth and demand for hydrocarbons; foreign currency exchange fluctuations and changes in the capital markets in locations where we operate; and the impact of government disruptions and sanctions.
•Orders and RPO - our ability to execute on orders and RPO in accordance with agreed specifications, terms and conditions and convert those orders and RPO to revenue and cash.
•Oil and gas market conditions - the level of petroleum industry exploration, development and production expenditures; the price of, volatility in pricing of, and the demand for crude oil and natural gas; drilling activity; drilling permits for and regulation of the shelf and the deepwater drilling; excess productive capacity; crude and product inventories; liquefied natural gas supply and demand; seasonal and other adverse weather conditions that affect the demand for energy; severe weather conditions, such as tornadoes and hurricanes, that affect exploration and production activities; Organization of Petroleum Exporting Countries ("OPEC") policy and the adherence by OPEC nations to their OPEC production quotas.

Baker Hughes Company News Release
Baker Hughes Company Announces Third-Quarter 2024 Results
•Terrorism and geopolitical risks - war, military action, terrorist activities or extended periods of international conflict, particularly involving any petroleum-producing or consuming regions, including Russia and Ukraine; and the recent conflict in the Middle East; labor disruptions, civil unrest or security conditions where we operate; potentially burdensome taxation, expropriation of assets by governmental action; cybersecurity risks and cyber incidents or attacks; epidemic outbreaks.
About Baker Hughes:
Baker Hughes (Nasdaq: BKR) is an energy technology company that provides solutions for energy and industrial customers worldwide. Built on a century of experience and conducting business in over 120 countries, our innovative technologies and services are taking energy forward - making it safer, cleaner and more efficient for people and the planet. Visit us at bakerhughes.com

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For more information, please contact:

Investor Relations

Chase Mulvehill
+1 346-297-2561
investor.relations@bakerhughes.com

Media Relations

Adrienne Lynch
+1 713-906-8407
adrienne.lynch@bakerhughes.com